Exhibit 10.4

FOUR SPRINGS CAPITAL TRUST

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

The Board of Directors of Four Springs Capital Trust (the “Grantor”) has decided to grant to you an option to purchase shares of the common stock of Grantor under the Four Springs Capital Trust 2021 Equity Incentive Plan (the “Plan”). The terms of the grant are set forth in the [Nonqualified]/[Incentive] Stock Option Grant provided to you (the “Grant”). The following provides a summary of the key terms of the Grant; however, you should read the entire Grant, along with the terms of the Plan, to fully understand the Grant.

SUMMARY OF STOCK OPTION GRANT

Grantee:

Date of Grant:

Exercisability/Vesting Schedule:

Exercise Price Per Share:

Total Number of Shares Granted:

Term/Expiration Date:

FOUR SPRINGS CAPITAL TRUST

2021 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT AGREEMENT

This STOCK OPTION GRANT AGREEMENT (this “Agreement”), dated as of , 20 (the “Date of Grant”), is delivered by the Four Springs Capital Trust (the “Grantor”) to (the “Grantee”).

RECITALS

A.       The Four Springs Capital Trust 2021 Equity Incentive Plan (the “Plan”) provides for the grant of options to purchase shares of common stock of Grantor. The Board of Trustees of Grantor (the “Board”) has decided to make a stock option grant as an inducement for Grantee to promote the best interests of Grantor and its stockholders.

B.       The Board is authorized to appoint a committee to administer the Plan. If a committee is appointed, all references in this Agreement to the “Board” shall be deemed to refer to the committee.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.                  Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, Grantor hereby grants to Grantee a [nonqualified] stock option (the “Option”) to purchase common shares of Grantor (“Shares”) at an exercise price of $ per Share, which represents the fair market value on the Date of Grant. The Option shall become exercisable according to Section 2 below.

2.                  Exercisability of Option. The Option shall become exercisable on the following dates, if Grantee is employed by, or providing service to, Grantor on the applicable date:

Date	Shares for Which the Option is Exercisable

The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.

3.                  Term of Option. The Option shall have a term of ten (10) years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

4.                  Exercise Procedures.

(a)               Subject to the provisions of Sections 2 and 3 above (and to any subsequent process changes pursuant to Section 13(d) below), Grantee may exercise part or all of the exercisable Option by giving the Board written notice of intent to exercise in the manner provided in Section 13(e) of this Agreement, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Board, by delivering Shares of Grantor that have been previously owned for more than six (6) months, which shall be valued at their fair market value on the date of delivery, or by attestation (on a form prescribed by the Board) to ownership of Shares having a fair market value on the date of exercise equal to the exercise price, or (iii) by such other method as the Board may approve (including, but not limited to, allowing Grantee to effect a cashless exercise as payment of the option price by delivering directly to Grantor newly acquired Shares upon exercise of the Option).

(b)               The obligation of Grantor to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Grantor counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. Grantor may require that Grantee (or other person exercising the Option after Grantee’s death) represent that Grantee is purchasing Shares for Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate.

(c)               All obligations of Grantor under this Agreement shall be subject to the rights of Grantor as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Board approval, Grantee may elect to satisfy any tax withholding obligation of Grantor with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5.                  Restrictions on Exercise/Transfer.

(a)               Except as the Board may otherwise permit pursuant to the Plan, only Grantee may exercise the Option during Grantee’s lifetime and, after Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

(b)               The Option or any part thereof shall not be transferable, and no interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Subject to the foregoing and the terms of the Plan, the terms of this Agreement shall be binding upon Grantee’s executors, administrators, heirs, transferees, successors and assigns.

(c)               Grantor, within the limits of applicable law, shall be entitled to ignore any attempted assignment or alienation or any creditor’s process not permitted under this Section 5.

6.                  Grant Subject to Plan Provisions. This Agreement is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of Grantor and (d) other requirements of applicable law. The Board shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

7.                  Representations.

(a)               Grantee acknowledges receipt of a copy of the Plan.

(b)               Grantee represents and warrants that Grantee understands the Federal, state and local income tax consequences of the granting of the Option, the acquisition of rights to exercise the Option with respect to any Shares, the exercise of the Option and purchase of Shares and the subsequent sale or other disposition of any Shares. In addition, Grantee understands that Grantor will be required to withhold Federal, state or local taxes (including social security and Medicare taxes) in respect of any compensation income realized by Grantee as a result of the exercise of the Option, which compensation income generally will equal the excess of the fair market value of any Shares received upon exercise of the Option at the time of exercise over the exercise price of the Option. Grantee agrees that it shall be a condition to Grantor’s obligation to issue or transfer Shares upon exercise of Options that Grantee pay, or make provision satisfactory to Grantor for the payment of, any withholding taxes which Grantor is obligated to collect with respect to the issue or transfer of Options Share upon such exercise, and Grantor may deduct from any payments of any kind otherwise due to Grantee an amount equal to the total Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to Grantee, then Grantee agrees to provide Grantor with cash funds or make other arrangements satisfactory to Grantor regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board in its sole discretion.

(c)               Grantee acknowledges the Options are intended to be exempt from the requirements of Section 409A of the Code, and, to the extent that further guidance is issued under Section 409A of the Code after the date of this Agreement, Grantee hereby authorizes Grantor to make any changes to this Agreement as are necessary to bring this Agreement into compliance with the applicable exemptions under Section 409A of the Code and the Treasury regulations issued thereunder.

8.                  No Employment or Other Rights. The grant of the Option shall not confer upon Grantee any right to be retained by or in the employ or service of Grantor and shall not interfere in any way with the right of Grantor to terminate Grantee’s employment or service at any time. The right of Grantor to terminate at will Grantee’s employment or service at any time for any reason is specifically reserved.

9.                  No Stockholder Rights. Neither Grantee, nor any person entitled to exercise Grantee’s rights in the event of Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until Shares have been issued upon the exercise of the Option.

10.              Assignment and Transfers.

(a)               Except as the Board may otherwise permit pursuant to the Plan, the Option and Grantee’s rights and interest under this Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, other than by will or the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Grantee hereunder) and is exercisable during Grantee’s lifetime only by Grantee, except that (i) Grantee may designate in writing a beneficiary to exercise the Option after Grantee’s death (provided the designation has been received by Grantor prior to Grantee’s death) and (ii) Grantee may transfer the Option to any family member (as defined in Rule 701 under the Securities Act of 1933, as amended) subject to the requirement that Grantee will cause any entity included in such definition to convey the Option held by it to another family member prior to the occurrence of any event which would cause such family member to cease to qualify as a family member. If Grantee or anyone claiming under or through Grantee attempts to violate this Section 10, such attempted violation shall be null and void and without effect, and Grantor’s obligation hereunder shall terminate. If at the time of Grantee’s death, the Option has not been fully exercised, Grantee’s estate or any person who acquires the right to exercise the Option by bequest or inheritance or by reason of Grantee’s death may exercise the Option in accordance with and with respect to the number of shares set forth in Section 1 above. The applicable requirements of Section 4 above must be satisfied in full at the time of any exercise.

(b)               In the event of any attempt by Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, Grantor may terminate the Option by notice to Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of Grantor hereunder shall extend to any successors or assigns of Grantor and to Grantor’s parents, subsidiaries, and affiliates. This Agreement may be assigned by Grantor without Grantee’s consent.

11.              Adjustments; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a)               In the event that, after the date hereof, the outstanding Common Shares shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of Grantor or of another corporation in each such case through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Shares, the Board may, in good faith, appropriately adjust the number of Common Shares (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Option Agreement and the Plan.

(b)               If any capital reorganization or reclassification of the capital stock of Grantor or any consolidation or merger of Grantor with another corporation, or the sale of all or substantially all its assets to another corporation, shall be effected after the date hereof in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then Grantee shall thereafter have the right to receive, in lieu of the Common Shares immediately theretofore receivable upon the exercise of the Option, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Shares equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

(c)               In the event that the Board shall determine that any event not specifically provided for in Sections 11(a) and 11(b) affects the Common Shares such that an adjustment is determined by the Board to be appropriate to prevent dilution or enlargement of participants’ rights under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan; (ii) the number and kind of shares issued or issuable in respect of outstanding grants under the Plan; and (iii) the exercise price, grant price or purchase price relating to any grants under the Plan or, if deemed appropriate, make provision for a cash payment with respect to any outstanding grants under the Plan.

12.              Plan Documents. This Agreement is qualified in its entirety by reference to the provisions of the Plan, and any current or future amendments thereto, which are hereby incorporated herein by reference. Pursuant to the Plan, the Board is authorized to adopt rules and regulations concerning the administration of this Agreement and the Option granted hereunder that are not inconsistent with the Plan as it shall deem appropriate and proper. A copy of the Plan in its present form is available for inspection during business hours by Grantee or the persons entitled to exercise the Option at Grantor’s principal office. Notwithstanding the foregoing, this Agreement shall control in the event of any conflict with any terms of the Plan. Capitalized terms not explicitly defined in this Grant but defined in the Plan will have the same definitions as in the Plan.

13.              General Provisions.

(a)               This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(b)               This Agreement and the Plan contain the entire agreement between Grantor and Grantee relating to the Option and the Shares. Except as expressly provided in this Agreement or the Plan with respect to certain actions permitted to be taken by the Board with respect to this Agreement and the terms of the Option, this Agreement may not be amended, modified, changed or waived other than by written instrument signed by the parties hereto.

(c)               This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(d)               Grantor may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or, upon prior written notice to Grantee, adjust the exercise procedures in Section 4 in accordance with the implementation of an electronic system to manage the Plan. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by Grantor or a third party designated by Grantor.

(e)               If Grantee does not sign this Agreement and does not otherwise agree to the terms and conditions of the Options, Grantee will be deemed to have agreed to the terms and conditions of the Options unless Grantee provides Grantor with a written notice to the contrary within thirty (30) days of receipt of this Agreement and related materials.

IN WITNESS WHEREOF, Grantor has caused its duly authorized officers to execute and attest this Agreement, and Grantee has executed this Agreement, effective as of the Date of Grant.

FOUR SPRINGS CAPITAL TRUST

By:
Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Board shall be final and binding.

Grantee:

Date:

FOUR SPRINGS CAPITAL TRUST

2021 EQUITY INCENTIVE PLAN

OPTION EXERCISE FORM

I,             , a participant under the Four Springs Capital Trust 2021 Equity Incentive Plan (the “Plan”) or a person otherwise entitled to exercise the Option, do hereby exercise the right to purchase ___________ Common Shares of Four Springs Capital Trust. pursuant to the Option granted to me         , 20 under the Plan. Enclosed herewith is $_________, an amount equal to the total exercise price for the Common Shares being purchased pursuant to this Option Exercise Form.

Date:
Print Name:

Send a completed copy of this Option Exercise Form addressing Grantor as noted below:

Four Springs Capital Trust

1901 Main Street

Lake Como, NJ 07719

Attention: Board of Trustees

   Notice of Exercise of Stock Options